Exhibit 99.1

NMT Medical Announces Second-Quarter 2010 Financial Results

Company in Discussions with FDA to Evaluate Options for PFO Closure Technology

BOSTON--(BUSINESS WIRE)--July 29, 2010--NMT Medical, Inc. (NASDAQ: NMTI), an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures, today announced financial results for the quarter ended June 30, 2010.

Second-Quarter Results

Second-quarter 2010 total revenues were approximately $2.6 million compared with approximately $3.2 million for the quarter ended June 30, 2009.

Cardiac septal repair implant sales in North America for the second quarter of 2010 were approximately $1.9 million compared with approximately $2.4 million in the second quarter of 2009. Implant sales outside of North America were approximately $700,000 in the second quarter of 2010 compared with $800,000 in the corresponding period of 2009.

For the second quarter of 2010, NMT reported net income of approximately $2.6 million, or $0.16 per diluted share, compared with a net loss of approximately $3.8 million, or $0.29 per share, for the corresponding period in 2009. Net income for the second quarter of 2010 includes a non-cash, pre-tax gain of $6.4 million related to the change in fair value of the warrants issued in February 2010 as part of the Company’s $5.8 million financing. For the second-quarter of 2010, NMT reported a loss from operations of approximately $4.0 million compared with a loss of approximately $3.9 million in the same period of 2009.

Management Comments

“During the second quarter, we believe the medical community was eagerly anticipating the results of CLOSURE I, our pivotal patent foramen ovale (PFO)/stroke and transient ischemic attack (TIA) trial, which may have slowed the referral pattern and the number of procedures performed during the second quarter in the U.S.,” said President and Chief Executive Officer Frank Martin. “In addition, our revenues outside of North America reflect a shortfall in our larger Western European markets.”

“We commenced data analysis for CLOSURE I early in the quarter and announced preliminary results in mid-June, which indicated that the trial did not meet its primary endpoint,” Martin said. “However, the preliminary results of CLOSURE I did confirm several positive attributes of our technology. While the trial did not demonstrate that treatment by device closure with the STARFlex® implant is superior, the results indicate that closure with STARFlex® provided a small, but not statistically significant, benefit over current best medical therapy. The primary endpoint included the incidence of a recurrent stroke/TIA confirmed by MRI imaging. In addition to a very low rate of thrombus formation, for the first time in any prospective, randomized and independent core lab adjudicated PFO related trial, the results indicate that the safety profile of the STARFlex® device had a low rate of complications, similar to that of current best medical therapy. Closure rates in the trial were 86.5%, which is consistent with NMT’s previously reported results for the STARFlex® implant. We are currently in discussions with the U.S. Food and Drug Administration to evaluate our possible next steps relating to the stroke/TIA indication. We plan to provide an update, once an appropriate course of action has been determined. We currently anticipate that full trial data results will be discussed at the American Heart Association meeting in November 2010.”

Chief Operating Officer, Richard E. Davis, said, “As of June 30, 2010, cash, cash equivalents and marketable securities were approximately $6.5 million. Going forward, we will continue to tightly manage expenses, preserve cash, evaluate financing alternatives and adjust our operating plan accordingly in order to support our ongoing clinical trials and development programs. We currently expect third-quarter 2010 revenues to be approximately $2.5 million.”

Conference Call Reminder

Management will conduct a conference call at 9:30 a.m. ET today to review the Company’s financial results and provide a business update. Individuals who are interested in listening to the live webcast should log on to the “Investors” section of NMT Medical’s website at www.nmtmedical.com. The conference call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. For interested individuals unable to join the live conference call, a replay will be archived for one year via webcast on the Company’s website.

About NMT Medical, Inc.

NMT Medical is an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures. NMT is currently investigating the potential connection between a common heart defect that allows a right-to-left shunt or flow of blood through a defect like a patent foramen ovale (PFO) and brain attacks such as embolic stroke, transient ischemic attacks (TIAs) and migraine headaches. A common right-to-left shunt can allow venous blood, unfiltered and unmanaged by the lungs, to enter the arterial circulation of the brain, possibly triggering a cerebral event or brain attack. More than 33,000 PFOs have been treated globally with NMT's minimally invasive, catheter-based implant technology.

For more information about NMT Medical, please visit www.nmtmedical.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements – including statements regarding the timing, cost, clinical status, and outcome of the Company’s CLOSURE I trial, its ongoing clinical trials and development programs, the Company’s revenue expectations for the third quarter of 2010, the Company’s expected savings from cost reductions, the success of its new distribution partnerships, expansion of the Company’s cardiovascular business and market opportunities, including stroke, TIA and any other new applications for the Company’s technology or products, regulatory approvals for the Company’s products in the United States and abroad and the Company’s investment in product development – involve known and unknown risks, uncertainties or other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause such a difference include, but are not limited to, the Company’s ability to develop and commercialize new products, a potential delay in the regulatory process with the U.S. Food and Drug Administration and foreign regulatory agencies, as well as risk factors discussed under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended March 31, 2010 and subsequent filings with the U.S. Securities and Exchange Commission.

NMT Medical, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Product sales	$2,574,844	$3,181,843	$5,569,152	$6,659,614

Costs and expenses:
Cost of product sales	1,389,938	1,416,760	2,616,887	2,826,006
Research and development	1,840,521	2,432,422	3,664,527	4,626,658
General and administrative	2,047,307	1,701,954	4,002,951	4,104,481
Selling and marketing	1,298,914	1,516,459	2,488,595	2,816,918
Total cost and expenses	6,576,680	7,067,595	12,772,960	14,374,063

Loss from operations	(4,001,836)	(3,885,752)	(7,203,808)	(7,714,449)

Other income (expense):
Gain on change in fair value of warrants	6,410,503	-	1,755,906	-
Currency transaction (loss) gain	(24,228)	23,623	(74,797)	2,733
Interest income	2,438	24,741	4,117	81,393
Total other income, net	6,388,713	48,364	1,685,226	84,126

Income (loss) before income taxes	2,386,877	(3,837,388)	(5,518,582)	(7,630,323)

Income tax (benefit) expense	(181,058)	10,557	(170,569)	20,395

Net income (loss)	$2,567,935	$(3,847,945)	$(5,348,013)	$(7,650,718)

Net income (loss) per common share:
Basic	$0.16	$(0.29)	$(0.35)	$(0.58)

Diluted	$0.16	$(0.29)	$(0.35)	$(0.58)

Weighted average common shares outstanding:
Basic	16,019,272	13,204,106	15,346,602	13,152,940

Diluted	16,276,453	13,204,106	15,346,602	13,152,940

NMT Medical, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	At June 30,	At December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$3,147,835	$8,926,329
Marketable securities	3,386,339	-
Accounts receivable, net	1,313,834	1,683,829
Inventories	1,947,999	1,658,646
Prepaid expenses and other current assets	1,054,650	1,029,348
Total current assets	10,850,657	13,298,152

Property and equipment, net	584,056	694,520

Total Assets	$11,434,713	$13,992,672

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,877,300	$5,017,863
Accrued expenses	5,022,599	5,840,908
Total current liabilities	8,899,899	10,858,771

Warrant liability	585,568	-
Other long-term liabilities	581,616	554,143
Total long-term liabilities	1,167,184	554,143

Stockholders' equity:
Preferred stock, $.001 par value
Authorized--3,000,000 shares
Issued and outstanding--none	-	-
Common stock, $.001 par value
Authorized--30,000,000 shares
Issued and outstanding-- 16,060,069 and 13,268,294
shares in 2010 and 2009, respectively	16,060	13,268
Additional paid-in capital	57,310,669	53,175,464
Less treasury stock - 40,000 shares at cost	(119,600)	(119,600)
Accumulated other comprehensive loss	(2,112)	-
Accumulated deficit	(55,837,387)	(50,489,374)
Total stockholders' equity	1,367,630	2,579,758

Total Liabilities and Stockholders' Equity	$11,434,713	$13,992,672

CONTACT:
NMT Medical, Inc.
Richard E. Davis, 617-737-0930
Chief Operating Officer
red@nmtmedical.com